Exhibit 99.1
                               Enrollment Form


                             FIFTH THIRD DIRECT
                             ------------------

                               ENROLLMENT FORM

                    PLEASE READ CAREFULLY BEFORE SIGNING

      I hereby appoint Fifth Third Bank as my agent under the terms and conditions of the Fifth Third Direct Investment Plan, as described in the Prospectus and accompanying this Enrollment Form, to receive any cash dividends that may become payable to me on any of the shares of Fifth Third Bancorp Common Stock specified below, and to apply such dividends to the purchase of shares as provided in the Plan.

Record Holder Status: (please check one)
---------------------

      [ ] I hereby represent and confirm that I am the registered holder of shares of common stock of Fifth Third Bancorp.

      [ ] I have checked the box below for "Optional Cash Payment" and have enclosed a check or money order in an amount of at least $525 ($500 for common stock purchase plus $25 enrollment fee) to become a registered holder of Fifth Third Bancorp.

      I acknowledge receipt of the Fifth Third Direct Plan Prospectus and agree to the terms and conditions of the Plan stated in that Prospectus.

      I understand that I may change my reinvestment options or revoke this authorization at any time by notifying Fifth Third Bank in writing of my desire to modify and/or terminate my participation in Fifth Third Direct.

Dividend Reinvestment Options (please check one):
-----------------------------

      [ ] Full Reinvestment: I hereby authorize Fifth Third Bancorp to pay to Fifth Third Bank, as agent for my account, all cash dividends due to me on shares of Fifth Third Bancorp Common Stock for which I am the registered holder. I want to reinvest dividends on all shares registered in my name for the purchase of full or fractional shares of Fifth Third Bancorp Common Stock in accordance with the terms of the Plan.

      [ ] Partial Reinvestment: I hereby authorize Fifth Third Bancorp to pay to Fifth Third Bank, as agent for my account, all cash dividends due to me on (pick one) [ ] shares of Fifth Third Bancorp Common Stock; or [ ] _______ % of Fifth Third Bancorp Common Stock for which I am the registered holder. I want to reinvest dividends on the indicated number of shares or percentage of shares as so indicated in my name for the purchase of full or fractional shares of Fifth Third Bancorp Common Stock in accordance with the terms of the Plan.

      [ ] No Reinvestment: I do not want to reinvest any cash dividends paid on shares of Fifth Third Bancorp Common Stock registered in my name.

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Cash Purchase Options (please check all that apply):
---------------------

      [ ] Optional Cash Payment: I enclose herewith a check or money order payable to Fifth Third Direct in the sum of $_______________ (minimum $525) and hereby authorize Fifth Third Bank, as agent, to invest the entire proceeds (less any applicable fees) from that check or money order in full or fractional shares of Fifth Third Bancorp Common Stock in accordance with the terms of the Plan.

      [ ] Optional Automatic Investment: I hereby authorize Fifth Third Bank, as agent, to debit my checking or savings account $_______ on a monthly basis as set forth in the completed automatic debit enrollment form (enclosed) and invest such designated amount (less any applicable fees) in full or fractional shares of Fifth Third Bancorp Common Stock in accordance with the terms of the Plan.

      I understand that the purchase of Common Stock will be made subject to the terms and conditions of the Plan, and that I may terminate this authorization at any time by notifying Fifth Third Bank in writing.

Enrollment Signatures
---------------------

      Return this Enrollment Form only if you wish to participate in Fifth Third Direct. This Enrollment Form, when signed, should be mailed to: Fifth Third Direct c/o Fifth Third Bank, 38 Fountain Square Plaza MD 10AT66, Cincinnati, Ohio 45263.

      All owners of shares held in joint registration must sign this Enrollment Form.


DATE: _______________



  ____________________________________   ____________________________________
         Shareholder Signature             State or country (if other than
                                           The United States) of residence



  ____________________________________   ____________________________________
     Joint Shareholder Signature           State or country (if other than
          (if jointly held)                the United States) of residence
                                           if jointly held


Tax I.D. No.(s) ______________________   ____________________________________

Daytime Phone (___) __________________



           THE ENCLOSED SUBSTITUTE FORM W-9 MUST BE COMPLETED AND
                           RETURNED WITH THIS FORM


                             THIS IS NOT A PROXY
                             -------------------

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SUBSTITUTE                    Part 1 - PLEASE PROVIDE   TIN ______________
Form W-9                      YOUR TIN AND CERTIFY      Social Security Number
                              BY SIGNING AND DATING               Or
Department of the Treasury    BELOW                     Employer Identification
Internal Revenue Service                                        Number

Payer's Request for Taxpayer  ____________________
Identification Number (TIN)   NAME (Please Print)
and Certification             ____________________
                              ADDRESS
                              _______________________
                              CITY   STATE   ZIP CODE

                               Part 2 - Please check those that apply, if any:
                               [ ] I am subject to withholding under the provisions of the Internal Revenue Code of 1986 because (a) I have been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (b) the Internal Revenue
                               Service has notified you that you are
                               subject to backup withholding.
                               [ ] I am awaiting a TIN.

Part 3 - CERTIFICATION - UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) The number shown on this form is my correct taxpayer identification number (or a TIN has not been issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

SIGNATURE _______________________________________    DATE ___________, 2000

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return and checked the first box in Part 2 above.

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W- 9 INDICATING THATYOU ARE AWAITING A TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
(b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments of the Purchase Price made to me thereafter will be withheld until I provide a number.


SIGNATURE _______________________________________    DATE ___________, 2000

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Dividend Direct Deposit Authorization
-------------------------------------

Please indicate the account
number and the financial            [ ] Checking account number: ______________
institution to which you would
like your dividends deposited.          [ ] Financial Institution: ____________
Please enclose a pre-coded deposit
ticket or blank, voided check to [ ] Savings account number: _______________ help us identify your account.
                                        [ ] Financial Institution: ____________

                                    [ ] Other: ________________________________

                                        [ ] Financial Institution: ____________


Please print name(s) as shown on shareholder records:

_______________________________________________________________________________
First                   Middle Initial                Last


_______________________________________________________________________________
First                   Middle Initial                Last

Address _______________________________________________________________________

City __________________  State _____  Zip ________________

Telephone Number  (___)_______________   (___)_______________
                  Home                   Work

                            Social Security Number: ___________________________

Signature(s)*  __________________________________

               __________________________________

      * All persons shown on shareholder records are required to sign for Dividend Direct Deposit

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